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                                                                EXHIBIT 4.(a).28

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                      AMENDMENT TO SHARE PURCHASE AGREEMENT

      This Amendment to the SHARE PURCHASE AGREEMENT is dated as of February 10, 2003,and is made by and among CDC AUSTRALIA LIMITED, a company organized and existing under the laws of the British Virgin Islands (the "Purchaser"); PRAXA LIMITED, ACN 006 126 496 having a registered office of 147 Eastern Road South Melbourne Victoria (the "Company"); and MANTECH INTERNATIONAL CORPORATION, a company organized and existing under the laws of the State of Delaware and having an address of 12015 Lee Jackson Highway, Fairfax, Virginia, United States of America, 22033-3300 and MANTECH AUSTRALIA INTERNATIONAL INC. organized and existing under the laws of Virginia and having and address of 12015 Lee Jackson Highway, Fairfax, Virginia, United States of America 22033-3300 (collectively the "Sellers"), all of whom may be collectively referred to herein as the "Parties" or individually as a "Party".

      WHEREAS the Purchaser, the Sellers and the Company executed a Share Purchase Agreement dated December 31, 2002 (the "Share Purchase Agreement").

      WHEREAS the Parties to the Share Purchase Agreement have agreed to make the following amendments to the Share Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Section 1. Definitions and Principles of Construction

            Capitalized terms in this Amending Agreement shall have the same meaning as given in the Share Purchase Agreement unless a term is specifically defined herein in which case such term shall have the meaning as defined herein.

            The Parties to this Amending Agreement agree that this Amending Agreement may be exchanged in a number of faxed counterparts, all of which when taken together will constitute one and the same instrument that shall bind each party in the usual way.

      (a) The definition of "Closing Date" shall be deleted and replaced with the following:

            "Closing Date" shall mean February 10, 2003 or such other date as the parties may agree".

      (b) The definition of "Estimated EBITDA" shall be amended by deleting the figure "AU$3,662,000" and replacing it with "AU$3,068,000".

      (c)   The definition of "PE" shall be deleted in its entirety.

      (d) The definition of "Adjusted Consideration" shall be deleted in its entirety.

Section 2. Consideration.

Section 2.05 Adjusted Consideration - Projections

      (a) Section 2.05(a) shall be amended by adding the words ",in accordance with this Section 2.05," after the words "up or down" in that sub-section.

      (b) Section 2.05(b) shall be deleted in its entirety and replaced with the following:

            "For the purpose of Section 2.05, Actual EBITDA shall be calculated in accordance with GAAP, with the exception of the matters raised in this Section

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      2.05(f). For the avoidance of doubt, the calculation of Actual EBITDA shall be adjusted with reference to the matters referred to in Section 2.05(f).

      (c) Section 2.05(c) shall be deleted in its entirety and replaced with the following:

            "Subject always to Sections 2.05(d) and 2.05(e), after receipt of the 2003 Financial Statements by the Purchaser,

            (i) if the Actual EBITDA is less than the Estimated EBITDA (a "Shortage"), then the Retention Stakeholder shall permanently deduct from the Retained Amount and repay the Purchaser (and have no further liability to the Sellers for such amount) the difference between the Actual EBITDA and the Estimated EBITDA multiplied by 3.5.

            (ii) if, and only if, the Actual EBITDA is greater than AU$3,662,000 (an "Overage"), then the Sellers shall obtain a credit against any amounts that would otherwise result in a right of set-off in favor of the Purchaser under Section 2.06 for the difference between AU$3,662,000 and the Actual EBITDA multiplied by 3.5."

      (d) Section 2.05(f) shall be amended by adding the following to the end of Section 2.05(f):

            "To the extent that provisions for expenditure detailed in Section 5.01(c) hereof are made in the balance sheet of the Company as at December 31, 2002, and that costs associated with those provisions have been included in the calculation of Estimated EBITDA, any costs or expenses associated with or relating to those provisions incurred or accrued by the Company relating to the calendar year 2003 shall be included in the calculation of Actual EBITDA (and therefore have a negative impact on such calculation). For the avoidance of doubt:
            (i) if provisions for expenditure detailed in Section 5.01(c) hereof are not made in the balance sheet of the Company as at December 31, 2002, any such related costs or expenses incurred or accrued by the Company relating to the calendar year 2003 shall be included in the calculation of Actual EBITDA (and therefore have a negative impact on such calculation); and (ii) any costs or expenses that are included in the calculation of Estimated EBITDA projection of the Company shall be included in the calculation of Actual EBITDA (and therefore have a negative impact on such calculation)."

Section 3. Representations and Warranties of the Sellers.

Section 3.22(g) shall be amended by deleting the figure "$3,662,000" in that sub-section and replacing it with the figure "$2,473,000".

Section 10. Indemnification: Limitations on Liability

(a) Section 10.01(a)(v) shall be amended by adding a new Section 10.01(a)(v)(Q) as follows:

"Section 10.01(a)(v)(Q) any fact, matter, dispute or claim relating to, or associated with, the suspension, termination, redundancy or resignation of Lesley Terry (the current assistant to Colin Holgate) subject only to the usual costs associated with the payment of Ms Terry's salary and related statutory obligations (such as annual leave) due to Ms Terry under her current employment contract up to such termination, redundancy or resignation, which shall be borne by the Company."

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(b)   Section 10.01(a) shall be amended by adding a new Section 10.01(a)(vii) as follows:

"Section 10.01(a)(vii) any net operating costs or expenses relating to or associated with the ERIC System and/or Queensland Health District Hospitals incurred by the Company or the Purchaser including, without limitation, any net costs or expenses associated with any redundancy and/or termination of associated employees or consultants and the payment of any associated employees or consultants."

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto, and shall be effective as of the date first above written

Signed, sealed and delivered by                 )
MANTECH INTERNATIONAL CORPORATION               )

    /s/ John A. Moore
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Signature of authorised person

    Chief Financial Officer
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Office held: CFO and Authorised Representative

    John A. Moore
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Name of authorised person: John Moore

Signed, sealed and delivered by                 )
MANTECH AUSTRALIA INTERNATIONAL INC.            )

    /s/ John A. Moore
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Signature of authorised person

    Director
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Office held: Director and Authorised Representative

    John A. Moore
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Name of authorised person

Signed, sealed and delivered by CDC AUSTRALIA LIMITED)

    /s/ Peter Yip
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Signature of authorised person

Authorized Officer

_________________________________________________
Office held

    Peter Yip
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Name of authorised person

The Common Seal of PRAXA LIMITED is affixed     )
in accordance with its Constitution in the      )
presence of                                     )

    /s/ Richard J. MacKenzie                 /s/ Stephen T. Catanzarita
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Signature of authorised person           Signature of authorised person

    Director                                 Secretary
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Office held                              Office held

    Richard J. MacKenzie                     Stephen T. Catanzarita
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Name of authorised person                Name of authorised person

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